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                                                                   Exhibit 23.18

                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the use in this Registration Statement on Form S-1 of Internet Capital Group, Inc. of our report dated November 17, 1999, relating to the financial statements of traffic.com, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP


Philadelphia, Pennsylvania
December 2, 1999